Exhibit 5.1

April 15, 2022

Leafly Holdings, Inc.
111 South Jackson Street, Suite 531
Seattle, Washington 98104

Re:    Registration Statement on Form S-8 of Shares of Common Stock, par value $0.0001 per share, of Leafly Holdings, Inc.
Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission (the “Commission”) with respect to up to 9,354,328 shares of common stock, par value $0.0001 per share (the “Shares”), of Leafly Holdings, Inc. (“Leafly”) that may be issued as follows: (a) up to 4,502,495 shares under the Leafly 2021 Equity Incentive Plan, (b) up to 1,125,624 shares under the Leafly 2021 Employee Stock Purchase Plan, and (c) up to 3,726,209 shares under the Leafly 2018 Equity Incentive Plan (collectively, the “Plans”).

We have examined the Registration Statement and such documents and records of Leafly as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plans, upon the registration by its registrar of such Shares and the issuance thereof by Leafly in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the applicable Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Perkins Coie LLP